EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES FIRST QUARTER 2018 RESULTS

VERO BEACH, Fla. (April 26, 2018) – Orchid Island Capital, Inc. (NYSE:ORC) ("Orchid" or the "Company"), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended March 31, 2018.

First Quarter 2018 Highlights

•	Net loss of $16.4 million, or $0.31 per common share, which consists of:
•	Net interest income of $24.8 million, or $0.47 per common share
•	Total expenses of $3.1 million, or $0.06 per common share
•	Net realized and unrealized losses of $38.1 million, or $0.72 per share, on RMBS and derivative instruments, including net interest expense on interest rate swaps
•	First quarter total dividends declared and paid of $0.31 per common share
•	Book value per share of $8.09 at March 31, 2018
•
3.6% economic loss on common equity for the quarter, or 14.2% annualized, comprised of $0.31 dividend per common share and $0.62 decrease in net book value per common share, divided by beginning book value per share

•	Company to discuss results on Friday, April 27, 2018, at 10:00 AM ET
•	Supplemental materials to be discussed on the call can be downloaded from the investor relations section of the Company's website at www.orchidislandcapital.com

Details of First Quarter 2018 Results of Operations

The Company reported net loss of $16.4 million for the three month period ended March 31, 2018, compared with net income of $2.4 million for the three month period ended March 31, 2017.  The first quarter net loss included net interest income of $24.8 million, net portfolio losses of $38.1 million (which includes realized and unrealized losses on RMBS and derivative instruments, and net interest expense realized in interest rate swaps), management fees and allocated overhead of $2.1 million, audit, legal and other professional fees of $0.3 million, and other operating, general and administrative expenses of $0.7 million.

Capital Allocation and Return on Invested Capital

The Company allocates capital to two RMBS sub-portfolios, the pass-through RMBS portfolio ("PT RMBS"), and the structured RMBS portfolio, consisting of interest only ("IO") and inverse interest-only ("IIO") securities.  As of December 31, 2017, approximately 74% of the Company's investable capital (which consists of equity in pledged PT RMBS, available cash and unencumbered assets) was deployed in the PT RMBS portfolio.  At March 31, 2018, the allocation to the PT RMBS portfolio decreased by 9% to approximately 65%.

The table below details the changes to the respective sub-portfolios during the quarter, as well as the returns generated by each.

(in thousands)
Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market value - December 31, 2017	$3,623,685	$86,918	$34,208	$121,126	$3,744,811
Securities purchased	520,778	27,729	-	27,729	548,507
Securities sold	(387,991)	-	-	-	(387,991)
Losses on sales	(8,338)	-	-	-	(8,338)
Return of investment	n/a	(6,268)	(1,609)	(7,877)	(7,877)
Pay-downs	(71,616)	n/a	n/a	n/a	(71,616)
Premium lost due to pay-downs	(4,954)	n/a	n/a	n/a	(4,954)
Mark to market (losses) gains	(74,195)	11,820	(4,383)	7,437	(66,758)
Market value - March 31, 2018	$3,597,369	$120,199	$28,216	$148,415	$3,745,784

The tables below present the allocation of capital between the respective portfolios at March 31, 2018 and December 31, 2017, and the return on invested capital for each sub-portfolio for the three month period ended March 31, 2018.  The return on invested capital in the PT RMBS and structured RMBS portfolios was approximately (6.5)% and 7.1%, respectively, for the first quarter of 2018.  The combined portfolio generated a return on invested capital of approximately (2.9)%.

($ in thousands)
Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
March 31, 2018
Market value	$3,597,369	$120,199	$28,216	$148,415	$3,745,784
Cash(1)	292,870	-	-	-	292,870
Borrowings(2)	(3,619,280)	-	-	-	(3,619,280)
Total	$270,959	$120,199	$28,216	$148,415	$419,374
% of Total	64.6%	28.8%	6.7%	35.4%	100.0%
December 31, 2017
Market value	$3,623,685	$86,918	$34,208	$121,126	$3,744,811
Cash	246,712	-	-	-	246,712
Borrowings(3)	(3,533,786)	-	-	-	(3,533,786)
Total	$336,611	$86,918	$34,208	$121,126	$457,737
% of Total	73.5%	19.0%	7.5%	26.5%	100.0%

(1)
At March 31, 2018, cash was reduced by unsettled security purchases of approximately $32.1 million and increased by unsettled sales of approximately $160.9 million, which have already been reflected in the market value of the portfolio.

(2)
At March 31, 2018, there were outstanding repurchase agreement balances of $74.8 million secured by IO securities and $15.3 million secured IIO securities.  We entered into these arrangements to generate additional cash available to meet margin calls on PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

(3)
At December 31, 2017, there were outstanding repurchase agreement balances of $62.9 million secured by IO securities and $16.9 million secured by IIO securities, respectively.  We entered into these arrangements to generate additional cash available to meet margin calls on PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

($ in thousands)
Returns for the Quarter Ended March 31, 2018
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Income (net of borrowing cost)	$23,576	$490	$720	$1,210	$24,786
Realized and unrealized (losses) / gains	(87,487)	11,820	(4,383)	7,437	(80,050)
Derivative gains	41,994	n/a	n/a	n/a	41,994
Total Return	$(21,917)	$12,310	$(3,663)	$8,647	$(13,270)
Beginning Capital Allocation	$336,611	$86,918	$34,208	$121,126	$457,737
Return on Invested Capital for the Quarter(1)	(6.5)%	14.2%	(10.7)%	7.1%	(2.9)%
Average Capital Allocation(2)	$303,785	$103,559	$31,212	$134,771	$438,556
Return on Average Invested Capital for the Quarter(3)	(7.2)%	11.9%	(11.7)%	6.4%	(3.0)%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.
(2)	Calculated using two data points, the Beginning and Ending Capital Allocation balances.
(3)	Calculated by dividing the Total Return by the Average Capital Allocation, expressed as a percentage.

Prepayments

For the quarter ended March 31, 2018, Orchid received $78.7 million in scheduled and unscheduled principal repayments and prepayments, which equated to a 3-month constant prepayment rate ("CPR") of approximately 7.7%. Prepayment rates on the two RMBS sub-portfolios were as follows (in CPR):

		Structured
	PT RMBS	RMBS	Total
Three Months Ended	Portfolio (%)	Portfolio (%)	Portfolio (%)
March 31, 2018	6.5	11.6	7.7
December 31, 2017	7.0	13.6	9.1
September 30, 2017	8.3	14.9	10.3
June 30, 2017	7.0	12.7	9.5
March 31, 2017	7.5	14.3	9.9

Portfolio

The following tables summarize certain characteristics of Orchid's PT RMBS and structured RMBS as of March 31, 2018 and December 31, 2017:

($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
March 31, 2018
Adjustable Rate RMBS	$1,754	0.0%	3.94%	203	1-Sep-35	3.17	10.05%	2.00%
Fixed Rate RMBS	3,569,133	95.3%	4.27%	327	1-Jan-48	n/a	n/a	n/a
Hybrid Adjustable Rate RMBS	26,482	0.7%	2.59%	298	1-Aug-43	56.76	7.59%	2.00%
Total Mortgage-backed Pass-through	3,597,369	96.0%	4.25%	327	1-Jan-48	n/a	n/a	n/a
Interest-Only Securities	120,199	3.2%	3.82%	281	25-Feb-48	n/a	n/a	n/a
Inverse Interest-Only Securities	28,216	0.8%	3.80%	313	15-Jul-47	n/a	5.25%	n/a
Total Structured RMBS	148,415	4.0%	3.82%	287	25-Feb-48	n/a	n/a	n/a
Total Mortgage Assets	$3,745,784	100.0%	4.24%	326	25-Feb-48	n/a	n/a	n/a
December 31, 2017
Adjustable Rate RMBS	$1,754	0.0%	3.95%	206	1-Sep-35	5.50	10.05%	2.00%
Fixed Rate RMBS	3,594,533	96.0%	4.25%	338	1-Dec-47	n/a	n/a	n/a
Hybrid Adjustable Rate RMBS	27,398	0.8%	2.59%	301	1-Aug-43	59.77	7.59%	2.00%
Total Mortgage-backed Pass-through	3,623,685	96.8%	4.24%	338	1-Dec-47	n/a	n/a	n/a
Interest-Only Securities	86,918	2.3%	3.75%	262	15-Apr-47	n/a	n/a	n/a
Inverse Interest-Only Securities	34,208	0.9%	4.02%	318	15-Jul-47	n/a	5.11%	n/a
Total Structured RMBS	121,126	3.2%	3.82%	278	15-Jul-47	n/a	n/a	n/a
Total Mortgage Assets	$3,744,811	100.0%	4.23%	336	1-Dec-47	n/a	n/a	n/a

($ in thousands)
	March 31, 2018		December 31, 2017
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$2,248,935	60.0%	$2,242,213	59.9%
Freddie Mac	1,490,267	39.8%	1,496,615	40.0%
Ginnie Mae	6,582	0.2%	5,983	0.1%
Total Portfolio	$3,745,784	100.0%	$3,744,811	100.0%

	March 31, 2018	December 31, 2017
Weighted Average Pass-through Purchase Price	$107.46	$107.52
Weighted Average Structured Purchase Price	$14.35	$13.82
Weighted Average Pass-through Current Price	$104.65	$106.79
Weighted Average Structured Current Price	$14.17	$12.50
Effective Duration (1)	3.769	2.989
(1)
Effective duration of 3.769 indicates that an interest rate increase of 1.0% would be expected to cause a 3.769% decrease in the value of the RMBS in the Company's investment portfolio at March 31, 2018.  An effective duration of 2.989 indicates that an interest rate increase of 1.0% would be expected to cause a 2.989% decrease in the value of the RMBS in the Company's investment portfolio at December 31, 2017. These figures include the structured securities in the portfolio, but do not include the effect of the Company's funding cost hedges.  Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing, Leverage and Liquidity

As of March 31, 2018, the Company had outstanding repurchase obligations of approximately $3,619.3 million with a net weighted average borrowing rate of 1.86%.  These agreements were collateralized by RMBS with a fair value, including accrued interest, of approximately $3,818.6 million and cash pledged to counterparties of approximately $28.6 million. The Company's leverage ratio at March 31, 2018 was 8.5 to 1. At March 31, 2018, the Company's liquidity was approximately $197.2 million, consisting of unpledged RMBS (excluding the value of the unsettled purchases) and cash and cash equivalents.  To enhance our liquidity even further, we may pledge more of our structured RMBS as part of a repurchase agreement funding, but retain the cash in lieu of acquiring additional assets.  In this way we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a list of our outstanding borrowings under repurchase obligations at March 31, 2018.

($ in thousands)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	in Days
J.P. Morgan Securities LLC	$589,348	16.3%	1.72%	$37,287	88
Mirae Asset Securities (USA) Inc.	388,453	10.7%	1.80%	22,836	69
Wells Fargo Bank, N.A.	270,631	7.5%	1.87%	14,603	13
Citigroup Global Markets, Inc.	216,939	6.0%	1.92%	18,130	35
RBC Capital Markets, LLC	213,696	5.9%	1.85%	11,069	12
Cantor Fitzgerald & Co.	194,987	5.4%	1.88%	10,822	16
ING Financial Markets LLC	186,597	5.2%	1.82%	10,543	10
Mitsubishi UFJ Securities (USA), Inc.	171,645	4.7%	1.91%	9,375	46
Guggenheim Securities, LLC	165,195	4.6%	1.89%	8,986	73
ICBC Financial Services, LLC	147,091	4.1%	1.97%	8,448	27
Nomura Securities International, Inc.	132,688	3.7%	1.92%	7,453	17
South Street Securities, LLC	122,788	3.4%	1.96%	5,403	27
KGS-Alpha Capital Markets, L.P.	121,254	3.4%	1.83%	6,872	66
Goldman Sachs & Co.	113,200	3.1%	1.89%	6,081	12
Merrill Lynch, Pierce, Fenner & Smith Inc	110,219	3.0%	1.93%	7,211	17
Natixis, New York Branch	101,460	2.8%	2.10%	16,598	19
FHLB-Cincinnati	91,868	2.5%	1.94%	3,286	2
ED&F Man Capital Markets Inc.	84,214	2.3%	1.90%	4,717	34
Mizuho Securities USA, Inc.	72,707	2.0%	1.89%	4,156	19
Daiwa Capital Markets America, Inc.	66,230	1.8%	1.82%	3,455	10
Lucid Cash Fund USG LLC	40,010	1.1%	1.87%	2,305	17
J.V.B. Financial Group, LLC	18,060	0.5%	1.82%	1,087	13
Total / Weighted Average	$3,619,280	100.0%	1.86%	$220,723	40

(1)
Equal to the sum of the fair value of securities sold, accrued interest receivable and cash posted as collateral (if any), minus the sum of repurchase agreement liabilities, accrued interest payable and the fair value of securities posted by the counterparties (if any).

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding against a rise in interest rates by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles ("GAAP") in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented.  At March 31, 2018, such instruments were comprised of Eurodollar and Treasury note ("T-Note") futures contracts and interest rate swap agreements.

The table below presents information related to the Company's Eurodollar and T-Note futures contracts at March 31, 2018.

($ in thousands)
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
Eurodollar Futures Contracts (Short Positions)
2018	$1,333,333	1.92%	2.40%	$4,743
2019	1,500,000	2.16%	2.69%	8,060
2020	1,500,000	2.64%	2.81%	2,480
Total / Weighted Average	$1,454,545	2.28%	2.66%	$15,283

Treasury Note Futures Contracts (Short Positions)(2)
June 2018 5-year T-Note futures
(Jun 2018 - Jun 2023 Hedge Period)	$165,000	2.94%	2.87%	$(472)

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions from inception.
(2)	T-Note futures contracts were valued at a price of $114.46 at March 31, 2018. The notional contract value of the short position was $188.9 million.

The table below presents information related to the Company's interest rate swap positions at March 31, 2018.

($ in thousands)
		Average		Net
		Fixed	Average	Estimated	Average
	Notional	Pay	Receive	Fair	Maturity
Expiration	Amount	Rate	Rate	Value	(Years)
> 1 to ≤ 3 years	$650,000	1.09%	1.81%	$17,232	1.8
> 3 to ≤ 5 years	360,000	2.05%	2.03%	7,875	4.0
	$1,010,000	1.43%	1.89%	$25,107	2.6

The following table presents information related to our interest rate swaption positions as of March 31, 2018.

($ in thousands)
	Option			Underlying Swap
			Weighted			Average	Weighted
			Average		Average	Adjustable	Average
		Fair	Months to	Notional	Fixed	Rate	Term
Expiration	Cost	Value	Expiration	Amount	Rate	(LIBOR)	(Years)
Payer Swaptions
≤ 1 year	$11,062	$10,296	9.3	$750,000	3.00%	3 Month	9.2
Receiver Swaptions
≤ 1 year	$820	$760	10.4	$100,000	2.60%	3 Month	5.0

The following table summarizes our contracts to purchase and sell "to-be-announced" ("TBA") securities as of March 31, 2018.

($ in thousands)
	Notional			Net
	Amount	Cost	Market	Carrying
	Long (Short)(1)	Basis(2)	Value(3)	Value(4)
March 31, 2018
30-Year TBA securities:
3.0%	$(400,000)	$(387,621)	$(390,187)	$(2,566)

(1)	Notional amount represents the par value (or principal balance) of the underlying Agency RMBS.
(2)	Cost basis represents the forward price to be paid (received) for the underlying Agency RMBS.
(3)	Market value represents the current market value of the TBA securities (or of the underlying Agency RMBS) as of period-end.
(4)
Net carrying value represents the difference between the market value and the cost basis of the TBA securities as of period-end and is reported in derivative assets (liabilities), at fair value in our consolidated balance sheets.

Dividends

In addition to other requirements that must be satisfied to qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular monthly dividends to our stockholders and have declared the following dividends since our February 2013 IPO.

(in thousands, except per share data)
Year	Per Share Amount	Total
2013	$1.395	$4,662
2014	2.160	22,643
2015	1.920	38,748
2016	1.680	41,388
2017	1.680	70,717
2018 - YTD(1)	0.400	21,249
Totals	$9.235	$199,407

(1)
On April 11, 2018, the Company declared a dividend of $0.09 per share to be paid on May 10, 2018.  The effect of this dividend is included in the table above, but is not reflected in the Company's financial statements as of March 31, 2018.

Peer Performance

The table below presents total return data for Orchid compared to a selected group of peers for periods through March 31, 2018.

Portfolio Total Rate of Return Versus Peer Group Average
			ORC Spread
	ORC		Over / (Under)
	Total Rate	Peer	Peer
	of Return(1)	Average(1)(2)	Average(3)
Stub 2013 (Annualized)(4)	(2.8)%	(13.5)%	10.7%
2014 Total Return	13.6%	15.2%	(1.6)%
2015 Total Return	3.8%	(2.9)%	6.7%
2016 Total Return	1.1%	0.0%	1.1%
First Quarter 2017	0.8%	3.9%	(3.1)%
Second Quarter 2017	(1.0)%	2.1%	(3.1)%
Third Quarter 2017	3.7%	4.3%	(0.6)%
Fourth Quarter 2017	(0.2)%	2.0%	(2.2)%
2017 Total Return	3.0%	12.3%	(9.3)%
Two Year Return - 1/1/15 - 12/31/17(5)	3.7%	10.8%	(7.1)%
Three Year Total Return - 1/1/14 - 12/31/17(5)	7.1%	6.6%	0.5%
ORC IPO to Fourth Quarter 2017 - 3/31/13 - 12/31/17(4)(5)	16.2%	9.5%	6.7%
First Quarter 2018(5)	(3.6)%	N/A	N/A

Source: SEC filings and press releases of Orchid and Peer Group
(1)
Total rate of return for each period is change in book value per share over the period plus dividends per share declared divided by the book value per share at the beginning of the period. None of the return calculations are annualized except the Stub 2013 calculation.

(2)
The peer average is the unweighted, simple, average of the total rate of return for each of the following companies in each respective measurement period:  NLY, ANH, CMO, CYS, ARR, AGNC and AI. HTS was included through Q1 2016. NLY acquired HTS in Q2 2016. HTS is excluded from any measurement periods after Q1 2016.

(3)	Represents the total rate of return for Orchid minus peer average in each respective measurement period.
(4)
Orchid completed its Initial Public Offering, or IPO, in February 2013.  We have elected to start our comparison beginning with Orchid's first full operating quarter, which was the second quarter of 2013. The Orchid IPO price was $15.00 per share on February 13, 2013, and Orchid paid its first dividend of $0.135 per share in March 2013.  The book value per share at March 31, 2013 was $14.98.

(5)	As of April 26, 2018, earnings data for the first quarter of 2018 was not available for all companies included in the peer average calculation.

Book Value Per Share

The Company's book value per share at March 31, 2018 was $8.09.  The Company computes book value per share by dividing total stockholders' equity by the total number of shares outstanding of the Company's common stock. At March 31, 2018, the Company's stockholders' equity was $429.5 million with 53,072,169 shares of common stock outstanding.

Stock Offerings
On August 2, 2017, we entered into an equity distribution agreement (the "August 2017 Equity Distribution Agreement") with two sales agents pursuant to which we may offer and sell, from time to time, up to an aggregate amount of $125,000,000 of shares of our common stock in transactions that are deemed to be "at the market" offerings and privately negotiated transactions.  Through March 31, 2018, we issued a total of 7,746,052 shares under the August 2017 Equity Distribution Agreement for aggregate gross proceeds of $76.0 million, and net proceeds of approximately $74.7 million, net of commissions and fees.

Stock Repurchase Program

On July 29, 2015, the Board of Directors passed a resolution authorizing the repurchase of up to 2,000,000 shares of the Company's common stock.  As part of the stock repurchase program, shares may be purchased in open market transactions, including through block purchases, privately negotiated transactions, or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Open market repurchases will be made in accordance with Exchange Act Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of open market stock repurchases. The timing, manner, price and amount of any repurchases is determined by the Company in its discretion and is subject to economic and market conditions, stock price, applicable legal requirements and other factors. The authorization does not obligate the Company to acquire any particular amount of common stock, and the program may be suspended or discontinued at the Company's discretion without prior notice. Through December 31, 2017, the Company repurchased a total of 1,216,243 shares under the stock repurchase program at an aggregate cost of approximately $10.8 million, including commissions and fees, for a weighted average price of $8.92 per share. On February 8, 2018, the Board of Directors approved an increase in the stock repurchase program for up to an additional 4,522,822 shares of the Company's common stock, which results in a total authorization under the stock repurchase program for up to 5,306,579 shares, or approximately 10% of our outstanding shares of common stock. This stock repurchase program has no termination date. There were no shares purchased under this program during three months ended March 31, 2018.

Management Commentary

Commenting on the first quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, "The market environment changed in the first quarter of 2018.  Starting in January,  the specter of inflation may have finally appeared, and the rates market reacted forcefully.  Evidence of pricing pressures in the economic data, and federal legislation that will add materially to the budget deficit over the next few years, caught the market by surprise and interest rates rose quickly over the first six weeks of the quarter.  The 10-year U.S. treasury came within a few basis points of 3% for the first time since early 2014.  The U.S. treasury curve steepened and market participants reconsidered their expectations for future rate hikes by the Federal Reserve (the "Fed").  For their part, Fed officials were very consistent in support of continued gradual rate hikes.  While last Labor Day the 10-year U.S. treasury was close to 2%, and the market was only expecting one more rate hike by the end of 2018, the outlook was much different by February 2018.  As reflected in Fed funds futures, the market expects two more rate hikes in 2018, in addition to the hike in March. Funding pressures in the short-term funding markets emerged and LIBOR, the primary floating rate index, moved from less than 1.70% (3-month LIBOR) at the end of 2017 to approximately 2.31% by March 31, 2018.

"The sell-off in the rates market reversed in late February/early March as the Trump administration initially announced potential tariffs on imported steel and aluminum. This was followed in short order by counter-threats from essentially all U.S. trading partners and, in turn, more threats from the administration.  The latter were met with even more counter-threats.  The prospect of a meaningful trade war spooked the markets and equities sold off as interest rates rallied.  These fears diminished meaningfully in April and the markets have stabilized.  With these fears reduced, and a potentially significant flair up in Syria that in the end was short lived, the markets have once again focused on the economic data.  The data remains generally very strong and public pronouncements by Fed officials support market expectations of at least two more rate hikes in 2018.  Equity markets have recovered and with early first quarter earnings announcements coming in quite strong, fear has receded from the market.  Volatility – both in the equity market and rates market – spiked mid-quarter, but has since come back down, and in a substantial way in the case of the rates market.

"The mortgage market suffered throughout the quarter and most agency mortgages performed far worse than comparable duration treasuries.  While the fourth quarter of 2017 was a great quarter for agency RMBS, as other risk assets appeared quite rich on a relative basis and mortgages benefitted, this trend reversed in the first quarter of 2018.  Going forward, prepayment fears are very benign and the resulting drop-off in the supply of new mortgages should help off-set reduced purchases by the Fed.  However, as the yield curve continues to flatten, driven by progressively higher funding rates for levered mortgage investors, returns in the mortgage market are likely to remain weak.

"The performance of the Orchid Island portfolio was consistent with what we observed in the agency mortgage market generally.  Our higher coupon, fixed rate pass-throughs under-performed our hedges and led to a $0.62 decline in our book value.  Orchid's MBS portfolio has generally been positioned with a higher coupon, fixed rate bias for the past several years.  With prepayment behavior exhibiting far less sensitivity to interest rate incentives than was the norm prior to the financial crisis and the damage that was done to the housing finance capacity of the market, this strategy has enabled Orchid to generate a superior income stream to our investors.  Over the last two quarters the sell-off in rates and material flattening of the curve has made this strategy less viable.  Accordingly, we are repositioning the portfolio to adapt to the new market environment.  The current market conditions – interest rates increasing while the yield curve flattens – are likely to persist for the balance of the Fed's tightening cycle. Going forward, we expect to maintain a lower leverage ratio and lower overall gross duration profile with the portfolio.  We will continue to maintain the hedge coverage of the portfolio at a very high level – close to 100% as of March 31, 2018."

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, April 27, 2018, at 10:00 AM ET.  The conference call may be accessed by dialing toll free (877) 341-5668.  International callers dial (224) 357-2205.  The conference passcode is 3253967.  The supplemental materials may be downloaded from the investor relations section of the Company's website at www.orchidislandcapital.com. A live audio webcast of the conference call can be accessed via the investor relations section of the Company's website at www.orchidislandcapital.com, and an audio archive of the webcast will be available until May 28, 2018.

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS and (ii) structured Agency RMBS, such as CMOs, IOs, IIOs and POs, among other types of structured Agency RMBS. Orchid is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward Looking Statements

Statements herein relating to matters that are not historical facts, including, but not limited to statements regarding interest rates, liquidity, pledging of our structured RMBS, funding levels and spreads, prepayment speeds, portfolio positioning, inflation, the supply and demand for Agency RMBS, the effect of actions of the U.S. government, including the Fed, market expectations, the stock repurchase program and general economic conditions, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Orchid Island Capital, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Orchid Island Capital, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:
Orchid Island Capital, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.orchidislandcapital.com

Summarized Financial Statements

The following is a summarized presentation of the unaudited balance sheets as of March 31, 2018, and December 31, 2017, and the unaudited quarterly results of operations for the three months ended March 31, 2018 and 2017.  Amounts presented are subject to change.

ORCHID ISLAND CAPITAL, INC.
BALANCE SHEETS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	March 31, 2018	December 31, 2017
ASSETS:
Total mortgage-backed securities	$3,745,784	$3,744,811
Cash, cash equivalents and restricted cash	164,005	246,712
Accrued interest receivable	15,384	14,444
Derivative assets, at fair value	36,179	17,160
Receivable for securities sold	160,919	-
Other assets	427	216
Total Assets	$4,122,698	$4,023,343

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$3,619,280	$3,533,786
Payable for unsettled securities purchased	32,054	-
Dividends payable	4,776	7,429
Derivative liabilities, at fair value	2,582	2,038
Accrued interest payable	7,152	6,516
Due to affiliates	796	797
Other liabilities	26,607	10,566
Total Liabilities	3,693,247	3,561,132
Total Stockholders' Equity	429,451	462,211
Total Liabilities and Stockholders' Equity	$4,122,698	$4,023,343
Common shares outstanding	53,072,169	53,061,904
Book value per share	$8.09	$8.71

ORCHID ISLAND CAPITAL, INC.
STATEMENTS OF OPERATIONS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	Three Months Ended March 31,
	2018	2017
Interest income	$39,935	$32,311
Interest expense	(15,149)	(6,715)
Net interest income	24,786	25,596
Losses	(38,056)	(20,727)
Net portfolio (loss) income	(13,270)	4,869
Expenses	(3,107)	2,420
Net (loss) income	$(16,377)	$2,449
Basic and diluted net (loss) income per share	$(0.31)	$0.07
Dividends Declared Per Common Share:	$0.31	$0.42
Weighted average shares outstanding	53,065,845	33,069,064

	Three Months Ended March 31,
Key Balance Sheet Metrics	2018	2017
Average RMBS(1)	$3,745,298	$3,142,095
Average repurchase agreements(1)	3,576,533	2,922,157
Average stockholders' equity(1)	445,830	333,496
Leverage ratio(2)	8.5:1	9.2:1

Key Performance Metrics
Average yield on RMBS(3)	4.27%	4.11%
Average cost of funds(3)	1.69%	0.92%
Average economic cost of funds(4)	2.03%	1.36%
Average interest rate spread(5)	2.58%	3.19%
Average economic interest rate spread(6)	2.24%	2.75%

(1)	Average RMBS, borrowings and stockholders' equity balances are calculated using two data points, the beginning and ending balances.
(2)	The leverage ratio is calculated by dividing total ending liabilities by ending stockholders' equity.
(3)	Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/borrowings balances and are annualized for the quarterly periods presented.
(4)	Represents the interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average borrowings.
(5)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on RMBS.
(6)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on RMBS.